TARVARAN, ASKELSON & COMPANY®
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to incorporation by reference in this registration statement of Patriot Minerals Inc. on Form S-1 of our audit report dated December 2, 2010, on the financial statements of Patriot Minerals Inc. as of June 30, 2010.

Tarvaran Askelson & Company, LLP

Tarvaran Askelson & Company

Laguna Niguel, California
January 26, 2011

23974 Aliso Creek Road, Suite 395 Laguna Niguel, CA 92677
Office: (949) 360-0545 WWW.PUBLICCOMPANYCPAS.COM Fax: (949) 606-0329